    As filed with the Securities and Exchange Commission on October 20, 1999

                                                             File No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                  --------------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                          CHARLOTTE RUSSE HOLDING, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        DELAWARE                                              33-0724325
  (State or other jurisdiction                             (I.R.S. Employer
 of incorporation or organization)                        Identification No.)

                              4645 Morena Boulevard
                           San Diego, California 92117
          (Address of principal executive offices, including zip code)

                          1996 LONG-TERM INCENTIVE PLAN
                          1999 LONG-TERM INCENTIVE PLAN
                           1999 EQUITY INCENTIVE PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN

                           ---------------------------
                            (Full title of the plan)

                                Bernard Zeichner
                      Chief Financial Officer and President
                          Charlotte Russe Holding, Inc.
                              4645 Morena Boulevard
                           San Diego, California 92117
                                 (858) 587-1500

                  --------------------------------------------
 (Name, Address and Telephone Number, including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE


===========================================================================================================================
  Title Of Securities         Amount To Be            Proposed Maximum          Proposed Maximum           Amount Of
    To Be Registered           Registered            Offering Price Per        Aggregate Offering        Registration
                                                         Share (1)                 Price (1)                  Fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock,
Par Value $.01              2,924,600 shares              $11.00                  $15,384,280              $4,423
===========================================================================================================================

(1) With respect to 1,824,600 shares being registered which are subject to options having an average exercise price of $1.80, the registration fee has been determined in accordance with Rule 457(h). With respect to the remaining 1,100,000 shares, a bona fide estimate of $11.00 per share has used solely for purposes of determining the registration fee pursuant to Rule 457(a).

                           EXHIBIT INDEX ON PAGE II-5
                               Page 1 of 6 Pages
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-------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Charlotte Russe Holding, Inc. (the "Registrant" or the "Company") hereby incorporates the following documents herein by reference:

         (a) Prospectus filed with the Securities and Exchange Commission (the "Commission") on August 2, 1999 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, on September 17, 1999, September 28, 1999 and October 15, 1999 in connection with the Registrant's initial public offering of Common Stock pursuant to a Registration Statement on Form S-1 (File No. 333-84297).

         (b) Description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed on October 15, 1999 (File No. 000-27677).

         All documents subsequently filed by the Registrant pursuant to Section 13(a), Section 13(c), Section 14 and Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation authorizes a court to award, or the board of directors of a corporation to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933.

         As permitted by the Delaware General Corporation Law, the Registrant's Certificate of Incorporation provides that its directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined. As permitted by the Delaware General Corporation Law, the By-Laws provide that the Registrant shall indemnify its directors to the full extent permitted by the laws of the State of Delaware.

         The Registrant currently has an insurance policy in place covering its directors and officers from losses arising from the performance of their duties with or on behalf of the Registrant. The maximum aggregate coverage amount under such policy on an annual basis is $5.0 million and such policy is in effect until March 1, 2000. The Registrant is in the process of obtaining additional policies of insurance under which coverage will be provided (a) to its directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful act and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

         The Registrant has also entered into indemnification agreements with its directors and officers obligating the Registrant to indemnify such directors and officers against losses incurred in connection with certain claims in their capacities as agents of the Registrant. The Underwriting Agreement provides for the indemnification of officers and directors of the Registrant by the Underwriters against certain liabilities.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.  EXHIBITS.

         Exhibit

         4.1. Certificate of Incorporation of the Registrant, as amended (Incorporated by Reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1, File No. 333-84297)

         4.2. Certificate of Amendment to the Certificate of Incorporation of the Registrant (Incorporated by Reference to Exhibit 3.2. of the Registrant's Registration Statement on Form S-1, File No. 333-84297).

         4.3. Amended and Restated By-Laws of the Registrant (Incorporated by Reference to Exhibit 3.3. of the Registration Statement on Form S-1, File No. 333-84297).

         4.4. 1999 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.17 of the Registrant's Registration Statement on Form S-1, File No. 333-84297).

         5.1   Opinion of Ropes & Gray.

         23.1. Consent of Ernst & Young LLP.

         23.2. Consent of Ropes & Gray (See Exhibit 5.1).

         24.   Power of Attorney (Included on Signature Page).

Item 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement,
         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% percent change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, The State of California, on this 19th day of October, 1999.

                                CHARLOTTE RUSSE HOLDING, INC.

                                By: /s/ Bernard Zeichner
                                    -------------------------------------------
                                Name:    Bernard Zeichner
                                Title:   Chairman of the Board,
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

         Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and constitutes Bernard Zeichner and Daniel T. Carter, and each of them singly, his or her true and lawful attorneys with full power to them, and each of them singly, to sign for him or her and in his or her name in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, and he or she hereby ratifies and confirms his or her signature as it may be signed by said attorneys, or any of them, to any and all such amendments.



Signature                         Capacity in Which Signed                Date
---------                         ------------------------                ----
 /s/ Bernard Zeichner             Chairman of the Board,                  October 19, 1999
---------------------------       President and Chief Executive
Bernard Zeichner                  Officer (Principal Executive
                                  Officer)

 /s/ Daniel T. Carter             Chief Financial Officer and             October 19, 1999
---------------------------       Treasurer (Principal Financial
Daniel T. Carter                  Officer and Principal
                                  Accounting Officer)

 /s/ Allan W. Karp                Director                                October 19, 1999
---------------------------
Allan W. Karp

 /s/ David J. Oddi                Director                                October 19, 1999
---------------------------
David J. Oddi

                                  EXHIBIT INDEX


Number                           Title of Exhibit
------                           ----------------
4.1.                Certificate of Incorporation of the Registrant, as
                    amended (Incorporated by Reference to Exhibit
                    3.1 of the Registrant's Registration Statement on
                    Form S-1, File No. 333-84297).

4.2. Certificate of Amendment to the Certificate of Incorporation of the Registrant (Incorporated by Reference to Exhibit 3.2. of the Registrant's
                    Registration Statement on Form S-1,
                    File No. 333-84297).

4.3.                Amended and Restated By-Laws of the Registrant
                    (Incorporated by Reference to Exhibit 3.3. of the Registration Statement on Form S-1, File No. 333-84297).

4.4. 1999 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.17 of the Registrant's Registration Statement on Form S-1, File No. 333-84297).

5.1.                Opinion of Ropes & Gray.

23.1.               Consent of Ernst & Young LLP.

23.2.               Consent of Ropes & Gray (See Exhibit 5.1).

24.                 Power of Attorney (Included on Signature Page).

                                      II-5